SECURED PROMISSORY NOTE

$3,200,000.00                                                  November 15, 2000
                                                          Minneapolis, Minnesota

                             SECURED PROMISSORY NOTE

      For good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned, EP MedSystems, Inc., a New Jersey corporation ("EP MedSystems"), agrees to pay to the order of Medtronic, Inc. ("Medtronic"), or its registered assign ("Holder"), at 7000 Central Avenue N.E., Minneapolis, Minnesota 55432, or such other address provided to EP MedSystems by written notice from Holder, the principal sum of Three Million Two Hundred Thousand Dollars ($3,200,000.00), or such lesser sum as is actually advanced and outstanding from time to time, plus interest from and after the date hereof on the unpaid principal balance outstanding from time to time at a rate, determined as of the date hereof and adjusted monthly thereafter, equal to two percentage points in excess of the prime rate in effect on the particular date of determination, as quoted by Wells Fargo Bank Minnesota, N.A., Minneapolis, Minnesota (calculated on the basis of the actual number of days elapsed and a 360-day year), upon the terms and conditions specified below.

      This Note is issued in connection with that certain Note Purchase Agreement dated November 15, 2000, between Medtronic and EP MedSystems. Payment of this Note is secured by a pledge of _______ shares of stock of _____________ owned by David A. Jenkins ("Jenkins") pursuant to a Stock Pledge Agreement among Medtronic, EP MedSystems, and Jenkins of even date herewith.

      1. Payment. This Note shall be repaid in full on the date that is three years after the date hereof, together with interest accrued to the date of such payment.

      2. Prepayment. EP MedSystems may at any time, at its option upon at least five business days' written notice to the Holder, prepay this Note in whole or in part without premium. In the event EP MedSystems shall give notice of any such prepayment, such notice shall specify the principal amount to be prepaid and the date of the proposed prepayment, and thereupon such principal amount, together with accrued and unpaid interest thereon to the prepayment date, shall become due and payable on the prepayment date.

      3. Event of Default. The entire principal amount outstanding shall, at the option of Medtronic or Holder, become immediately due and payable upon the occurrence of any of the following events, whether such occurrence shall be voluntary or involuntary or be effected by operation of law or otherwise (an "Event of Default"):

            (a) if any principal of or interest on this Note is not paid when due, and such nonpayment continues for 10 days; or

            (b) if EP MedSystems materially breaches any provision of the Note Purchase Agreement described above, and such default continues for a period of 30 days after notice thereof by Medtronic to EP MedSystems; or


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            (c) if EP MedSystems or Jenkins materially breaches any provision of the Stock Pledge Agreement referred to above, and such default continues for a period of 30 days after notice thereof by Medtronic to EP MedSystems and Jenkins; or

            (d) if EP MedSystems materially breaches any provision of the agreements and instruments entered into with Fleet Bank, N.A. and/or such other or additional institutional lenders from which the Company may obtain financing from time to time, or receives notice of any such breach from any such lender, and either (i) such default continues for a period of 30 days after notice thereof by such lender to EP MedSystems or (ii) such lender accelerates all or any portion of EP MedSystems' indebtedness to such lender or forecloses or takes similar action with respect to any collateral securing any such indebtedness; or

            (e) if (i) any creditor of EP MedSystems commences any foreclosure, levy, attachment or other action or proceeding to enforce or collect a judgment owed by EP MedSystems; or (ii) EP MedSystems makes an assignment for the benefit of creditors; or any order, judgment, or decree is entered adjudicating EP MedSystems bankrupt or insolvent; or (iii) EP MedSystems petitions or applies to any tribunal for the appointment of a trustee, receiver, or liquidator of EP MedSystems, or commences any proceedings relating to EP MedSystems under any bankruptcy, reorganization, insolvency, dissolution, or liquidation law of any jurisdiction, whether now or hereafter in effect; or (iv) an order, judgment, or decree is entered appointing any such trustee, receiver, or liquidator, or approving the petition in any such proceedings, and such order, judgment, or decree remains unstayed and in effect for more than 30 days; or (v) any order, judgment, or decree is entered in any proceedings against EP MedSystems decreeing the dissolution of EP MedSystems and such order, judgment, or decree remains unstayed and in effect for more than 30 days.

EP MedSystems shall immediately notify Medtronic or Holder of the occurrence of any Event of Default.

      4. Costs of Collection. Upon default under any provision of this Note, EP MedSystems shall pay the costs, including reasonable attorneys' fees, of Medtronic or Holder of this Note in the pursuit of Medtronic's or Holder's remedies hereunder.

      5. Waiver of Notices. EP MedSystems hereby waives presentment, demand for payment, notice of dishonor, and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note. No delay or failure on the part of Medtronic or Holder, or their respective agents or representatives, to collect this Note or to exercise any power or right in connection with its collection shall operate as a waiver thereof, and such rights and powers shall be deemed continuous.

      6. Amendment. No amendment, modification or waiver of any provision of this Note shall be effective unless the same shall be in writing and signed by Medtronic or Holder.

      7. Governing Law. This Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of Minnesota, without reference to the choice of law principles thereof.


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      ACCORDINGLY, EP MedSystems has caused this Promissory Note to be signed by its authorized officer as of the date stated above.

                                    EP MEDSYSTEMS, INC.


                                    By: /s/ David A. Jenkins
                                        --------------------------------------
                                           Its: President
                                                ------------------------------


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